                                                                    EXHIBIT 99.6

                          NEGATIVE COVENANTS AGREEMENT


         This Negative Covenants Agreement (this "Agreement") is made as of the 30th day of September, 1994, by and among MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), MEDIQ/PRN Life Support Services-I, Inc., a Delaware corporation (PRN-I), PRN Holdings, Inc., a Delaware corporation ("Holdings"), (MEDIQ, PRN-I and Holdings are sometimes herein collectively referred to as the "MEDIQ Group"). Kinetic Concepts, Inc., a Delaware corporation ("KCI"), and KCI Therapeutic Services, Inc., a Delaware corporation ("KCITS") (KCI and KCITS are collectively referred to herein as "Lender").

                                   RECITALS:

         WHEREAS, in connection with the sale of certain assets of KCITS to MEDIQ/PRN Life Support Services, Inc. ("PRN") and PRN-I, KCITS has agreed to make available to PRN, PRN-I and Holdings certain acquisition financing (the "Acquisition Financing") evidenced by two Promissory Notes of even date herewith, one in the original principal amount of TWO MILLION NINE HUNDRED FIFTY SIX THOUSAND NINE HUNDRED FIFTY SEVEN AND NO/100 DOLLARS ($2,956,957.00) executed by PRN-I (the "$2,956,957 Note"), and the other in the original principal amount of FIVE MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND SEVEN HUNDRED SEVEN AND NO/100 DOLLARS ($5,835,707.00) executed by PRN ("the $5,835,707 Note"), and by three Promissory Notes of even date herewith (collectively, the "Holdings Notes"), one in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), one the original principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000) and the other in the original principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) each executed by Holdings (the $2,966,957 Note, the $5,835,707 Note and the Holdings Notes being herein referred collectively as the "Notes");

         WHEREAS, payment of all the Notes is guaranteed by MEDIQ and payment of the $2,956,957 Note and the $5,835,707 Note is guaranteed by Holdings pursuant to the terms of certain Guaranty Agreements (the "Guaranties") executed by MEDIQ and Holdings, respectively, and dated of even date with the Notes and being in favor of KCITS; and

         WHEREAS, as a condition to the extension of the Acquisition Financing, Lender has required that the MEDIQ Group enter into this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises, and in consideration of the extension of the Acquisition Financing and the mutual covenants contained in the transaction documents for the transaction to which the Acquisition Financing relates, MEDIQ, PRN-I and Holdings each hereby agrees to comply with each of the following covenants, as applicable, so long as any amounts remain unpaid and outstanding under any of the Notes:

         1. Negative Pledge. Neither Holdings nor PRN-I will create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of their property or assets, now owned or hereafter acquired, except for Permitted Liens. Neither Holdings nor PRN- I will sell, assign, transfer, exchange, convey or otherwise hypothecate outside the ordinary course of any such corporation's business a material portion of any such corporation's properties or assets, whether now owned or hereafter acquired, without the prior written consent of Lender.

         2. Limitation on Investments. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, neither Holdings nor PRN-I shall directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of Holdings, PRN-I or to bearer, and (iii) commercial paper rated A1 or P1; and (c) guarantees executed by Holdings or PRN-I (i) in favor of Congress Financial Corporation ("Congress") in connection with the $43,000,000 term promissory note (the "PRN-I Congress Note") executed by PRN-I, payable to the order of Congress and dated of even date herewith, including any refinancing thereof, provided that such refinancing satisfies the requirements of Section 9.11 of the Asset Purchase Agreement (hereinafter defined); (ii) in favor of Congress in connection with the $15,000,000 revolving credit facility (the "Congress Revolver") made available to PRN by Congress and evidenced by a promissory note executed by PRN, payable to the order of Congress and dated of even date herewith, including any refinancing thereof, provided that such refinancing satisfies the requirements of Section 9.11 of the Asset Purchase Agreement (hereinafter defined); (iii) in favor of KCI and/or KCITS; and (iv) in connection with the Assumed Liabilities, as defined in the Asset Purchase Agreement (the "Asset Purchase Agreement") dated August 23, 1994, as amended by Amendment No. 1 to Asset Purchase Agreement dated as of September 30, 1994, by and among MEDIQ, PRN-I, Holdings, KCI and KCITS; and (d) Holdings may make loans to, advance money or property to, and/or invest in (i) PRN-I to the extent necessary to enable PRN-I to make the payments owing by it under the $2,956,957 Note and the PRN-I Congress Note, but only to the extent necessary to make such payments, and (ii) PRN to the extent necessary to enable PRN to make the payments owing by it under the $5,835,707 Note and the Congress Revolver, but only to the extent necessary to make such payments.

         3. Limitation on Restricted Payments. Neither Holdings nor PRN-I shall directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment, or after giving effect thereto (a) a Default or an Event of Default shall have occurred and be continuing, or (b) the aggregate amount expended for all Restricted Payments, including such Restricted





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
Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment as determined in good faith by the Board of Directors of such corporation) subsequent to the date of this Agreement shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income of such corporation (or if such aggregate Consolidated Net Income of such corporation is a loss, minus 100% of such loss) earned subsequent to the date of this Agreement and on or prior to the date that the Restricted Payment occurs (the "Reference Date") and (ii) that portion of the aggregate Net Proceeds received by such corporation from any Person (other than a subsidiary of the particular corporation) from the issuance and sale (including upon exchange or conversion for other securities of such corporation), subsequent to the date of this Agreement and on or prior to the Reference Date, of capital stock of such corporation that is not required to be prepaid under any of the Notes to the Payee (as defined in the respective Note) (excluding (A) capital stock paid as a dividend on any capital stock of such corporation or as interest on any indebtedness and (B) any Net Proceeds from issuances and sales of capital stock of such corporation financed directly or indirectly using funds borrowed from such corporation or any of its subsidiaries until and to the extent such borrowing is repaid); provided, however, that the foregoing provisions are not intended to, nor shall the same be construed to, modify the provisions of the Notes relating to mandatory prepayments thereunder; and, further provided that notwithstanding any of the foregoing provisions to the contrary PRN-I may make a Restricted Payment to Holdings.

         4. Subordination. If, for any reason whatsoever, Holdings and/or PRN-I, is now or hereafter becomes indebted to MEDIQ: (a) all Affiliated Party Debt Payments in respect thereof and all liens, security interests and rights now or hereafter existing with respect to property of Holdings or PRN-I securing same shall, at all times, be subordinate in all respects to the Notes and to all liens, security interests and rights now or hereafter existing to secure the Notes; (b) other than payments to MEDIQ by Holdings or PRN-I of any indebtedness of Holdings or PRN-I, as the case may be, to MEDIQ incurred by Holdings or PRN-I, as the case may be, to enable such company to make the payments due and owing under the Notes or due and owing to Congress under the PRN-I Congress Note, MEDIQ shall not be entitled to enforce or receive any Affiliated Party Debt Payment, directly or indirectly, until the Notes have been fully and finally paid; provided, however, that after the occurrence and during the continuance of a Default or Event of Default the payments permitted in this subsection (b) shall be prohibited; (c) all promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by MEDIQ, of obligations of Holdings to MEDIQ and PRN-I to MEDIQ shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and subject to the terms of this Agreement.

         5. Event of Default. Each of MEDIQ, Holdings and PRN-I hereby expressly acknowledges and agrees that any breach of, or default under, the terms, covenants and provisions of this Agreement shall constitute an "Event of Default" hereunder and an Event of Default under each of the Notes and Guaranties, and in which event the Payee (as defined in the respective Notes) under each of the Notes shall be entitled to exercise all rights and remedies available to Payee under the Notes and Guaranties, including, without limitation, immediately accelerating the maturity of such Notes.





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         6.      Financial Statements; Reports.  MEDIQ covenants to Lender
that, for so long as either the $5,835,707 Note or the $2,956,957 Note remain unpaid, unless Lender shall otherwise consent in writing, (i) within one hundred five (105) days after the close of each fiscal year of MEDIQ, MEDIQ will deliver to Lender copies of (a) the consolidated balance sheet of MEDIQ and its subsidiaries as of the end of such fiscal year, and (b) the consolidated statements of income, cash flows, and shareholders' equity of MEDIQ and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures of the previous annual audit, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved, and certified, on an unqualified basis, by independent certified public accountants acceptable to the Lender in its reasonable discretion; and (ii) within sixty (60) days after the close of each quarter of each fiscal year of MEDIQ, MEDIQ shall deliver to Lender copies of the consolidated balance sheet of MEDIQ and its subsidiaries as of the end of such quarter, and the consolidated statement of income of MEDIQ and its subsidiaries for such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved and certified, subject to year-end audit and adjustment by the chief financial officer of MEDIQ.

         7. Glossary of Defined Terms. The following definitions shall apply with respect to the negative covenants set forth above.

                 a. "Affiliated Party Debt Payment" means any payment other than Permitted Payments of any principal, interest, fees, liabilities or other obligations with respect to any indebtedness owed to MEDIQ or any of its Affiliates (as defined in the Asset Purchase Agreement); provided, however, that, after a Default or Event of Default, payments to MEDIQ under the Services Agreement shall be excluded from Permitted Payments for the purposes of this definition.

                 b. "Consolidated Net Income" with respect to any Person for any period, means the aggregate of the net income (or loss) of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles consistently applied ("GAAP"); provided that there shall be excluded therefrom (to the extent otherwise included therein) (a) the net income of any other Person in which such Person or any of its subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its subsidiaries in accordance with GAAP) except to the extent of the amount of dividends or distributions actually paid to such Person or such subsidiary by such other Person in such period; (b) the net income of any subsidiary of such Person that is subject to any Payment Restriction to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a subsidiary of such Person not subject to any Payment Restriction; and (c) (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any asset sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance or sale of the capital stock of such Person or any of its subsidiaries





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
and any gains on pension reversions received by such Person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such Person or any of its subsidiaries of any securities of such Person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, and (vi) all other extraordinary gains and losses.

                 c. "Default" or "Event of Default" means any default, event or default, Default or Event of Default, as the case may be, under any of the Notes and/or the Guaranties.

                 d. "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interests in property designated to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

                 e. "Net Proceeds" means in the case of any issuance and sale by any Person of capital stock, the aggregate net proceeds received by such Person after payment of expenses, taxes, underwriter's fees and commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined, in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution certified by the corporate secretary of such company).

                 f. "Payment Restriction" means, with respect to a subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its capital stock or make payments on any obligation, liability or indebtedness owed to such Person or any other subsidiary of such Person, (b) make loans or advances to such Person or any other subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other subsidiary of such Person, or (ii) such Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances or (c) transfer of properties or assets.

                 g. "Permitted Liens" shall mean (i) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs; (ii) Liens imposed by mandatory provision of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due; (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (iv) good faith deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to





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secure public or statutory obligations, deposits to secure (or in lieu of)
surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (v) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, (vi) purchase money security interests (including those in the nature of capital leases) arising in the ordinary course of business consistent with past practices, (vii) liens securing the PRN-I Congress Note and the Congress Revolver, and liens securing any refinancing thereof that satisfies the requirements of Section 9.11 of the Asset Purchase Agreement and covering the same collateral securing such credit facilities, and (viii) the Assumed Capital Leases, as defined in the Asset Purchase Agreement. For purposes of the preceding sentence, "purchase money security interest" means a security interest (including the interest of a lessor under a capital lease) in any assets securing indebtedness incurred at the time of the acquisition of such asset or within one year thereafter provided that the amount of such indebtedness does not exceed the cost of such assets and that the security interest does not extend to property other than such assets.

                 h. "Permitted Payments" means any payment by any member of the MEDIQ Group (i) to MEDIQ pursuant to the Services Agreement (the "Services Agreement"), dated as of the date hereof, among the members of the MEDIQ Group, for certain management, financial, accounting, legal and other administrative services consistent with past practice, as such Services Agreement may be amended from time to time; provided, however, that any such amendment shall in no event alter the methodology utilized to compute the payment obligations of any member of the MEDIQ Group under such Services Agreement if such amendment would cause the payment obligations of any member of the MEDIQ Group to be more than such obligations would have been under the methodology utilized on the date hereof; provided further that payments under the Services Agreement shall be limited to $50,000, in the aggregate, per fiscal year; (ii) pursuant to the Tax Sharing Agreement, dated as of the date hereof, among the members of the MEDIQ Group, as such Tax Sharing Agreement may be amended from time to time, so long as the payment thereunder by any member of the MEDIQ Group shall not exceed the amount of taxes such member would be required to pay if it were the filing Person for all applicable taxes; (iii) to MEDIQ pursuant to the Insurance Agreement, dated as of the date hereof, among the members of the MEDIQ Group, as such Insurance Agreement may be amended from time to time; provided, however, that any such amendment shall in no event alter the methodology utilized to compute the payment obligations under such Insurance Agreement if such amendment would cause such obligations to be more than such obligations would have been than under the methodology utilized on the date hereof; and (iv) to MEDIQ pursuant to the Reimbursement Agreement, dated as of the date hereof, among the members of the MEDIQ Group, as such Reimbursement Agreement may be amended from time to time; provided, however, that any such amendment shall in no event alter the methodology utilized to compute the payment obligations of any member of the MEDIQ Group under such Reimbursement Agreement if such amendment would cause such payment obligations to be more than such obligations would have been under the methodology utilized on the date hereof.





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                 i.       "Person" shall include any individual, corporation,
joint venture, partnership, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 j. "Restricted Debt Payment" means any payment, purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by any of Holdings and PRN-I, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of any indebtedness of said company that is subordinate in right of payment to the Notes.

                 k. "Restricted Payment" means any (i) Stock Payment, (ii) Restricted Debt Payment, (iv) Affiliated Party Debt Payment.

                 l.       "Stock Payment" means, with respect to any Person,
(a) the declaration or payment by such person, either in cash or in property, of any dividend on (except dividends payable solely in capital stock which does not result in a Change of Control (as defined in the Notes), or the making by such person or any of its subsidiaries of any other distribution in respect of, such Person's capital stock or any warranties, rights or options to purchase or acquire shares of any class or such capital stock (other than exchangeable or convertible indebtedness of such Person) or (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such Person's capital stock (and, in the case of a subsidiary, the capital stock of any corporation that controls, directly or indirectly, such subsidiary) or any warrants, rights or options to purchase or acquire shares of any class of such capital stock (other than exchangeable or convertible indebtedness of such Person).

         7.      Miscellaneous.

                 (a) Waiver. Any failure of any of the parties hereto to comply with any of the covenants, terms and provisions hereof may be waived only in writing by the party or parties for whose benefit such obligation covenant, term or provision was made.

                 (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given two
(2) days after deposit in a regularly maintained receptacle of the United States Postal Service, certified mail, return receipt requested, addressed as set forth below, upon receipt of confirmation of delivery by telecopy to the telecopy number set forth below, or upon personal delivery as follows:





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                 If to any of the MEDIQ Group:

                          MEDIQ/PRN Life Support Services-I, Inc.
                          c/o MEDIQ Incorporated
                          1 MEDIQ Plaza
                          Pennsauken, New Jersey 08110
                          Telecopy (609) 665-2391
                          Attention: Bernard J. Korman, Michael F. Sandler and Alan Einhorn, Esq.

                          With a copy to:

                          DRINKER BIDDLE & REATH
                          Philadelphia National Bank Building
                          1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                          (215) 988-2700
                          Telecopy (215) 988-2757
                          Attention: Michael B. Jordan, Esq.

To Lender:

                          Kinetic Concepts, Inc.
                          8023 Vantage Drive
                          San Antonio, Texas  78230
                          (210) 524-9000
                          Telecopy (210) 308-3993
                          Attention:  James R. Leininger, M.D.
                                          and Dennis E. Noll, Esq.

                          With a copy to:

                          Cox & Smith Incorporated
                          112 E. Pecan Street, Suite 2000
                          San Antonio, Texas  78205
                          Telecopy (210) 226-8395
                          Attention:  Stephen D. Seidel, Esq.

                 (c) Joint Venture, Partnership and Agency. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership or agency relationship between Lender and any of the MEDIQ Group.

                 (d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.





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
                 (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                 (f) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (g) Entire Agreement. This Agreement, together with the Exhibits hereto, if any, and the documents referred to herein, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings.

                 (h) Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by Lender and each of the MEDIQ Group.

                 (i) Binding Effect; Benefits. Subject to the provisions of Subsection 7(k) below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 (j) Legal Invalidity. If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void the Agreement or affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.





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
                 (k) Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

         EXECUTED this 30th day of September, 1994.


                                            MEDIQ INCORPORATED,
                                            a Delaware corporation


                                            By: /s/ MICHAEL F. SANDLER
                                            Title: Sr. Vice President -- Finance


                                            MEDIQ/PRN LIFE SUPPORT
                                            SERVICES-I, INC.,
                                            a Delaware corporation


                                            By: /s/ MICHAEL F. SANDLER
                                            Title: Vice President


                                            PRN HOLDINGS, INC.,
                                            a Delaware corporation


                                            By: /s/ MICHAEL F. SANDLER
                                            Title: Vice President


                                            KINETIC CONCEPTS, INC.


                                            By: /s/ ROBERT A. WEHRMEYER JR.
                                            Title: Senior Vice President


                                            KCI THERAPEUTIC SERVICES, INC.


                                            By: /s/ ROBERT A. WEHRMEYER JR.
                                            Title: Vice President





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